CareTrust REIT Announces Updated Investments Pipeline of $700 Million Including Agreement to Acquire $500 Million Portfolio in Southeast by Year End

SAN CLEMENTE, Calif., October 29, 2024 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) announced today that, together with a joint venture partner, it has entered into a binding agreement to acquire a portfolio of skilled nursing facilities for a purchase price of approximately $500 million. The portfolio consists of 31 skilled nursing facilities and a total of 3,290 licensed beds, with 30 of the facilities located in Tennessee and 1 in Alabama. The acquisition is subject to customary closing conditions, and there can be no assurance that the transaction will close in the anticipated timeframe, or at all. The Company anticipates that the transaction will close in the fourth quarter of 2024.

It is anticipated that most of the facilities will be operated by existing CareTrust tenant relationships, including affiliates of The Ensign Group (NASDAQ: ENSG), PACS Group, Inc. (NYSE: PACS), and Links Healthcare Group. PACS has agreed to operate 12 of the facilities, Ensign affiliates 9 of the facilities, and Links 7 of the facilities. Three facilities will be master leased to a regional operator that is a new tenant relationship for CareTrust. Three of Ensign’s 9 facilities will be acquired by Ensign’s real estate subsidiary with the remaining 6 to be included in a new master lease.

The acquisition will be completed through a joint venture arrangement entered into between CareTrust and a large third-party healthcare real estate owner. In connection with the joint venture’s acquisition of the portfolio, CareTrust expects to provide a combined common equity and preferred equity investment amount totaling approximately $442 million at an initial contractual yield on its combined preferred and common equity investments in the joint venture of approximately 9.0%.

Dave Sedgwick, CareTrust’s President and Chief Executive Officer, stated that, “This transaction provides an extraordinary opportunity for us and these operators to significantly expand our presence in two states we are very excited about: Tennessee and Alabama.” Mr. Sedgwick went on to state that, “The successful closing of this transaction in the fourth quarter will, not including other opportunities we continue to pursue, bring our annual investment total to approximately $1.4 billion. Combining the full-year impact of this year’s investments with a reloading pipeline, the table is set for 2025 to be another tremendous year for CareTrust and the many operators we support.”

James Callister, CareTrust’s Chief Investment Officer, remarked that, “We are incredibly excited to expand our relationship with Ensign, PACS and Links and to begin a new relationship with another quality operator as they each strive to provide an outstanding experience for their employees, residents, patients, and communities.”

CareTrust also reported that, inclusive of this pending transaction, the reloaded investment pipeline sits at approximately $700 million of near-term, actionable opportunities, not including larger portfolios the company is reviewing.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

CONTACT:
CareTrust REIT, Inc., (949) 542-3130, ir@caretrustreit.com

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 323 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, Ensign will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services also across several states.

About PACS™

PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate 276 post-acute care and senior living facilities across 15 states, serving over 32,000 patients daily.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the closing of the transaction, lease arrangements for the acquired facilities, and the Company’s investment pipeline.

Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that the transaction will close in the anticipated timeframe, or at all, or that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) uncertainties as to the timing of closing of the transaction and other anticipated investments; (ii) the possibility that conditions to closing the transaction may not be satisfied or waived; (iii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iv) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (v) the impact of healthcare reform legislation, including minimum staffing level requirements, on the operating results and financial conditions of our tenants; (vi) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (vii) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (viii) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (ix) the ability to generate sufficient cash flows to service our outstanding indebtedness; (x) access to debt and equity capital markets; (xi) fluctuating interest rates; (xii) the impact of public health crises, including significant COVID-19 outbreaks as well as other pandemics or epidemics; (xiii) the ability to retain our key management personnel; (xiv) the ability to maintain our status as a real estate investment trust (“REIT”); (xv) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xvi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xvii) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, including in the section entitled “Risk Factors” in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

As used in this press release, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries.